EARNINGS RELEASE FINANCIAL SUPPLEMENT

FIRST QUARTER 2020

JPMORGAN CHASE & CO.
TABLE OF CONTENTS

Page(s)
Consolidated Results
Consolidated Financial Highlights	2–3
Consolidated Statements of Income	4
Consolidated Balance Sheets	5
Condensed Average Balance Sheets and Annualized Yields	6
Reconciliation from Reported to Managed Basis	7
Segment Results - Managed Basis	8
Capital and Other Selected Balance Sheet Items	9
Earnings Per Share and Related Information	10

Business Segment Results
Consumer & Community Banking (“CCB”)	11–14
Corporate & Investment Bank (“CIB”)	15–17
Commercial Banking (“CB”)	18–19
Asset & Wealth Management (“AWM”)	20–22
Corporate	23

Credit-Related Information	24–27

Non-GAAP Financial Measures	28
Financial Instruments – Credit Losses (“CECL”), accounting guidance adopted January 1, 2020	29
Merchant Services Realignment	30
Glossary of Terms and Acronyms (a)

(a)	Refer to the Glossary of Terms and Acronyms on pages 293–299 of JPMorgan Chase & Co.’s (the “Firm’s”) Annual Report on Form 10-K for the year ended December 31, 2019 (the “ 2019 Form 10-K”).

JPMORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share and ratio data)

	QUARTERLY TRENDS
							1Q20 Change
SELECTED INCOME STATEMENT DATA	1Q20		4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
Reported Basis
Total net revenue	$28,251		$28,331	$29,341	$28,832	$29,123	—%	(3)%
Total noninterest expense	16,850		16,339	16,422	16,341	16,395	3	3
Pre-provision profit	11,401		11,992	12,919	12,491	12,728	(5)	(10)
Provision for credit losses	8,285		1,427	1,514	1,149	1,495	481	454
NET INCOME	2,865		8,520	9,080	9,652	9,179	(66)	(69)

Managed Basis (a)
Total net revenue	29,069		29,211	30,064	29,566	29,851	—	(3)
Total noninterest expense	16,850		16,339	16,422	16,341	16,395	3	3
Pre-provision profit	12,219		12,872	13,642	13,225	13,456	(5)	(9)
Provision for credit losses	8,285		1,427	1,514	1,149	1,495	481	454
NET INCOME	2,865		8,520	9,080	9,652	9,179	(66)	(69)

EARNINGS PER SHARE DATA
Net income: Basic	$0.79		$2.58	$2.69	$2.83	$2.65	(69)	(70)
Diluted	0.78		2.57	2.68	2.82	2.65	(70)	(71)
Average shares: Basic	3,095.8		3,140.7	3,198.5	3,250.6	3,298.0	(1)	(6)
Diluted	3,100.7		3,148.5	3,207.2	3,259.7	3,308.2	(2)	(6)

MARKET AND PER COMMON SHARE DATA
Market capitalization	$274,323		$429,913	$369,133	$357,479	$328,387	(36)	(16)
Common shares at period-end	3,047.0		3,084.0	3,136.5	3,197.5	3,244.0	(1)	(6)
Book value per share	75.88		75.98	75.24	73.88	71.78	—	6
Tangible book value per share (“TBVPS”) (b)	60.71		60.98	60.48	59.52	57.62	—	5
Cash dividends declared per share	0.90		0.90	0.90	0.80	0.80	—	13

FINANCIAL RATIOS (c)
Return on common equity (“ROE”)	4%		14%	15%	16%	16%
Return on tangible common equity (“ROTCE”) (b)	5		17	18	20	19
Return on assets	0.40		1.22	1.30	1.41	1.39

CAPITAL RATIOS (d)
Common equity Tier 1 (“CET1”) capital ratio	11.5%	(e)	12.4%	12.3%	12.2%	12.1%
Tier 1 capital ratio	13.3	(e)	14.1	14.1	14.0	13.8
Total capital ratio	15.5	(e)	16.0	15.9	15.8	15.7
Tier 1 leverage ratio	7.5	(e)	7.9	7.9	8.0	8.1
Supplementary leverage ratio (“SLR”)	6.0	(e)	6.3	6.3	6.4	6.4

Effective January 1, 2020, the Firm adopted the Financial Instruments – Credit Losses (“CECL”) accounting guidance. Refer to page 29 for further information.

(a)	Refer to Reconciliation from Reported to Managed Basis on page 7 for a further discussion of managed basis.

(b)
TBVPS and ROTCE are each non-GAAP financial measures. TBVPS represents tangible common equity (“TCE”) divided by common shares at period-end. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TCE is also a non-GAAP financial measure; refer to page 9 for a reconciliation of common stockholders’ equity to TCE. Refer to page 28 for a further discussion of these measures.

(c)	Quarterly ratios are based upon annualized amounts.

(d)
As of March 31, 2020, the capital measures reflect the revised CECL capital transition provisions and the removal of assets purchased pursuant to a non-recourse loan provided under the Money Market Liquidity Facility (“MMLF”), as provided by the U.S. banking agencies. Refer to page 29 for further information on the revised CECL capital transition provisions and Capital Risk Management on pages 85-92 of the Firm’s 2019 Form 10-K for additional information on these capital measures.

(e)	Estimated.

JPMORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS
						1Q20 Change
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$3,139,431	$2,687,379	$2,764,661	$2,727,379	$2,737,188	17%	15%
Loans:
Consumer, excluding credit card loans (a)	295,627	298,001	300,407	315,705	326,407	(1)	(9)
Credit card loans	154,021	168,924	159,571	157,576	150,527	(9)	2
Wholesale loans (a)	565,727	492,844	485,240	483,608	479,311	15	18
Total Loans	1,015,375	959,769	945,218	956,889	956,245	6	6

Deposits:
U.S. offices:
Noninterest-bearing	448,195	395,667	393,522	394,237	388,572	13	15
Interest-bearing	1,026,603	876,156	844,137	841,397	826,723	17	24
Non-U.S. offices:
Noninterest-bearing	22,192	20,087	21,455	20,419	21,090	10	5
Interest-bearing	339,019	270,521	266,147	268,308	257,056	25	32
Total deposits	1,836,009	1,562,431	1,525,261	1,524,361	1,493,441	18	23

Long-term debt	299,344	291,498	296,472	288,869	290,893	3	3
Common stockholders’ equity	231,199	234,337	235,985	236,222	232,844	(1)	(1)
Total stockholders’ equity	261,262	261,330	264,348	263,215	259,837	—	1

Loans-to-deposits ratio	55%	61%	62%	63%	64%

Headcount	256,720	256,981	257,444	254,983	255,998	—	—

95% CONFIDENCE LEVEL - TOTAL VaR (b)
Average VaR	$59	$37	$39	$46	$52	59	13

LINE OF BUSINESS NET REVENUE (c)
Consumer & Community Banking	$13,171	$13,795	$14,008	$13,569	$13,490	(5)	(2)
Corporate & Investment Bank	9,948	9,647	9,522	9,831	10,034	3	(1)
Commercial Banking	2,178	2,297	2,274	2,285	2,413	(5)	(10)
Asset & Wealth Management	3,606	3,700	3,568	3,559	3,489	(3)	3
Corporate	166	(228)	692	322	425	NM	(61)
TOTAL NET REVENUE	$29,069	$29,211	$30,064	$29,566	$29,851	—	(3)

LINE OF BUSINESS NET INCOME
Consumer & Community Banking	$191	$4,214	$4,245	$4,157	$3,947	(95)	(95)
Corporate & Investment Bank	1,988	2,938	2,831	2,946	3,260	(32)	(39)
Commercial Banking	147	944	943	1,002	1,060	(84)	(86)
Asset & Wealth Management	664	785	668	719	661	(15)	—
Corporate	(125)	(361)	393	828	251	65	NM
NET INCOME	$2,865	$8,520	$9,080	$9,652	$9,179	(66)	(69)

Effective January 1, 2020, the Firm adopted the CECL accounting guidance. Refer to page 29 for further information.
In the first quarter of 2020, the Merchant Services business was realigned from CCB to CIB as part of the Firm’s Wholesale Payments business. The prior period amounts were revised to conform with the current presentation. Refer to page 30 for further information.

(a)
In conjunction with the adoption of CECL, the Firm reclassified certain loans from the consumer, excluding credit card portfolio segment to the wholesale portfolio segment. Prior periods have been revised to conform with the current presentation. Refer to page 29 for further information.

(b)
Effective January 1, 2020, the Firm refined the scope of VaR to exclude positions related to the risk management of interest rate exposure from changes in the Firm’s own credit spread on fair value option elected liabilities, and included these positions in other-sensitivity based measures. This change was made to more appropriately reflect the risk from changes in the Firm’s own credit spread on fair value option elected liabilities in a single market risk measure. In the absence of this refinement, the average Total VaR for the three months ended March 31, 2020 would have been higher by $6 million.

(c)	Refer to Reconciliation from Reported to Managed Basis on page 7 for a further discussion of managed basis.

JPMORGAN CHASE & CO.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share and ratio data)

	QUARTERLY TRENDS
							1Q20 Change
REVENUE	1Q20	4Q19	3Q19	2Q19		1Q19	4Q19	1Q19
Investment banking fees	$1,866	$1,843	$1,967	$1,851		$1,840	1%	1%
Principal transactions	2,937	2,779	3,449	3,714		4,076	6	(28)
Lending- and deposit-related fees (a)	1,706	1,772	1,671	1,624		1,559	(4)	9
Asset management, administration and commissions (a)	4,540	4,301	4,306	4,264		4,037	6	12
Investment securities gains	233	123	78	44		13	89	NM
Mortgage fees and related income	320	474	887	279		396	(32)	(19)
Card income	1,054	1,381	1,283	1,366		1,274	(24)	(17)
Other income	1,156	1,492	1,472	1,292		1,475	(23)	(22)
Noninterest revenue	13,812	14,165	15,113	14,434		14,670	(2)	(6)
Interest income	19,161	19,927	21,121	21,603		21,389	(4)	(10)
Interest expense	4,722	5,761	6,893	7,205		6,936	(18)	(32)
Net interest income	14,439	14,166	14,228	14,398		14,453	2	—
TOTAL NET REVENUE	28,251	28,331	29,341	28,832		29,123	—	(3)

Provision for credit losses	8,285	1,427	1,514	1,149		1,495	481	454

NONINTEREST EXPENSE
Compensation expense	8,895	8,088	8,583	8,547		8,937	10	—
Occupancy expense	1,066	1,084	1,110	1,060		1,068	(2)	—
Technology, communications and equipment expense	2,578	2,585	2,494	2,378		2,364	—	9
Professional and outside services	2,028	2,226	2,056	2,212		2,039	(9)	(1)
Marketing	859	893	945	862		879	(4)	(2)
Other expense (b)	1,424	1,463	1,234	1,282		1,108	(3)	29
TOTAL NONINTEREST EXPENSE	16,850	16,339	16,422	16,341		16,395	3	3
Income before income tax expense	3,116	10,565	11,405	11,342		11,233	(71)	(72)
Income tax expense	251	2,045	2,325	1,690	(e)	2,054	(88)	(88)
NET INCOME	$2,865	$8,520	$9,080	$9,652		$9,179	(66)	(69)

NET INCOME PER COMMON SHARE DATA
Basic earnings per share	$0.79	$2.58	$2.69	$2.83		$2.65	(69)	(70)
Diluted earnings per share	0.78	2.57	2.68	2.82		2.65	(70)	(71)

FINANCIAL RATIOS
Return on common equity (c)	4%	14%	15%	16%		16%
Return on tangible common equity (c)(d)	5	17	18	20		19
Return on assets (c)	0.40	1.22	1.30	1.41		1.39
Effective income tax rate	8.1	19.4	20.4	14.9	(e)	18.3
Overhead ratio	60	58	56	57		56

(a)
In the first quarter of 2020, the Firm reclassified certain fees from asset management, administration and commissions to lending- and deposit-related fees. Prior period amounts were revised to conform with the current presentation.

(b)
Included Firmwide legal expense/(benefit) of $197 million, $241 million, $10 million, $69 million and $(81) million for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019, respectively.

(c)	Quarterly ratios are based upon annualized amounts.

(d)	Refer to page 28 for further discussion of ROTCE.

(e)	The three months ended June 30, 2019 included income tax benefits of $768 million due to the resolution of certain tax audits.

JPMORGAN CHASE & CO.
CONSOLIDATED BALANCE SHEETS
(in millions)
							Mar 31, 2020
							Change
	Mar 31,	Dec 31,	Sep 30,		Jun 30,	Mar 31,	Dec 31,	Mar 31,
	2020	2019	2019		2019	2019	2019	2019
ASSETS
Cash and due from banks	$24,001	$21,704	$21,215		$23,164	$21,946	11%	9%
Deposits with banks	343,533	241,927	235,382		244,874	280,658	42	22
Federal funds sold and securities purchased under
resale agreements	248,580	249,157	257,391		267,864	299,140	—	(17)
Securities borrowed	139,839	139,758	138,336		130,661	123,186	—	14
Trading assets:
Debt and equity instruments	466,932	361,337	440,298		470,495	483,069	29	(3)
Derivative receivables	81,648	49,766	55,577		52,878	50,333	64	62
Available-for-sale securities	399,944	350,699	353,421		276,357	236,516	14	69
Held-to-maturity securities, net of allowance for credit losses (a)	71,200	47,540	40,830		30,907	30,849	50	131
Investment securities, net of allowance for credit losses (a)	471,144	398,239	394,251		307,264	267,365	18	76
Loans	1,015,375	959,769	945,218		956,889	956,245	6	6
Less: Allowance for loan losses	23,244	13,123	13,235		13,166	13,533	77	72
Loans, net of allowance for loan losses	992,131	946,646	931,983		943,723	942,712	5	5
Accrued interest and accounts receivable	122,064	72,861	88,988		88,399	72,240	68	69
Premises and equipment	25,882	25,813	25,117		24,665	24,160	—	7
Goodwill, MSRs and other intangible assets	51,867	53,341	53,078		53,302	54,168	(3)	(4)
Other assets	171,810	126,830	123,045		120,090	118,211	35	45
TOTAL ASSETS	$3,139,431	$2,687,379	$2,764,661		$2,727,379	$2,737,188	17	15

LIABILITIES
Deposits	$1,836,009	$1,562,431	$1,525,261		$1,524,361	$1,493,441	18	23
Federal funds purchased and securities loaned or sold
under repurchase agreements	233,207	183,675	247,766		201,683	222,677	27	5
Short-term borrowings	51,909	40,920	48,893		59,890	71,305	27	(27)
Trading liabilities:
Debt and equity instruments	119,109	75,569	90,553		106,160	117,904	58	1
Derivative payables	65,087	43,708	47,790		41,479	39,003	49	67
Accounts payable and other liabilities	253,874	210,407	225,063		216,137	216,173	21	17
Beneficial interests issued by consolidated VIEs	19,630	17,841	18,515		25,585	25,955	10	(24)
Long-term debt	299,344	291,498	296,472		288,869	290,893	3	3
TOTAL LIABILITIES	2,878,169	2,426,049	2,500,313		2,464,164	2,477,351	19	16

STOCKHOLDERS’ EQUITY
Preferred stock	30,063	26,993	28,363	(b)	26,993	26,993	11	11
Common stock	4,105	4,105	4,105		4,105	4,105	—	—
Additional paid-in capital	87,857	88,522	88,512		88,359	88,170	(1)	—
Retained earnings	220,226	223,211	217,888		212,093	205,437	(1)	7
Accumulated other comprehensive income/(loss)	7,418	1,569	1,800		1,114	(558)	373	NM
Shares held in RSU Trust, at cost	(21)	(21)	(21)		(21)	(21)	—	—
Treasury stock, at cost	(88,386)	(83,049)	(76,299)		(69,428)	(64,289)	(6)	(37)
TOTAL STOCKHOLDERS’ EQUITY	261,262	261,330	264,348		263,215	259,837	—	1
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,139,431	$2,687,379	$2,764,661		$2,727,379	$2,737,188	17	15

Effective January 1, 2020, the Firm adopted the CECL accounting guidance. Refer to page 29 for further information.

(a)	At March 31, 2020, the allowance for credit losses on held-to-maturity securities was $19 million.

(b)	Included $1.4 billion, which was redeemed on October 30, 2019, as previously announced on September 26, 2019.

JPMORGAN CHASE & CO.
CONDENSED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(in millions, except rates)
	QUARTERLY TRENDS
						1Q20 Change
AVERAGE BALANCES	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
ASSETS
Deposits with banks	$279,748	$272,648	$267,578	$289,838	$290,281	3%	(4)%
Federal funds sold and securities purchased under
resale agreements	253,403	248,170	276,721	288,781	288,478	2	(12)
Securities borrowed	136,127	135,374	139,939	126,157	123,467	1	10
Trading assets - debt instruments	346,911	323,554	339,198	351,716	322,541	7	8
Investment securities	421,529	394,002	343,134	281,232	259,400	7	63
Loans	962,820	948,298	947,280	954,854	968,019	2	(1)
All other interest-earning assets (a)	65,194	55,695	51,304	46,516	46,708	17	40
Total interest-earning assets	2,465,732	2,377,741	2,365,154	2,339,094	2,298,894	4	7
Trading assets - equity and other instruments	114,479	114,112	113,980	120,545	108,598	—	5
Trading assets - derivative receivables	66,309	52,860	57,062	52,659	52,522	25	26
All other noninterest-earning assets	243,712	232,557	228,856	226,757	224,700	5	8
TOTAL ASSETS	$2,890,232	$2,777,270	$2,765,052	$2,739,055	$2,684,714	4	8
LIABILITIES
Interest-bearing deposits	$1,216,555	$1,154,716	$1,123,452	$1,104,051	$1,080,274	5	13
Federal funds purchased and securities loaned or
sold under repurchase agreements	243,922	235,481	239,698	227,313	209,065	4	17
Short-term borrowings (b)	37,288	39,936	44,814	58,262	67,074	(7)	(44)
Trading liabilities - debt and other interest-bearing liabilities (c)	192,950	170,049	183,369	191,655	183,478	13	5
Beneficial interests issued by consolidated VIEs	18,048	19,390	21,123	26,713	22,829	(7)	(21)
Long-term debt	243,996	248,521	248,985	246,053	248,302	(2)	(2)
Total interest-bearing liabilities	1,952,759	1,868,093	1,861,441	1,854,047	1,811,022	5	8
Noninterest-bearing deposits	419,631	413,582	407,428	408,243	399,468	1	5
Trading liabilities - equity and other instruments	30,721	28,197	31,310	30,170	34,734	9	(12)
Trading liabilities - derivative payables	54,990	44,361	45,987	40,233	39,567	24	39
All other noninterest-bearing liabilities	168,195	162,490	155,032	146,343	142,746	4	18
TOTAL LIABILITIES	2,626,296	2,516,723	2,501,198	2,479,036	2,427,537	4	8
Preferred stock	29,406	27,669	28,241	26,993	27,126	6	8
Common stockholders’ equity	234,530	232,878	235,613	233,026	230,051	1	2
TOTAL STOCKHOLDERS’ EQUITY	263,936	260,547	263,854	260,019	257,177	1	3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,890,232	$2,777,270	$2,765,052	$2,739,055	$2,684,714	4	8

AVERAGE RATES (d)
INTEREST-EARNING ASSETS
Deposits with banks	0.82%	1.00%	1.33%	1.57%	1.64%
Federal funds sold and securities purchased under
resale agreements	1.74	2.05	2.21	2.33	2.32
Securities borrowed	0.45	0.81	1.23	1.48	1.30
Trading assets - debt instruments	2.87	3.03	3.12	3.34	3.50
Investment securities	2.48	2.65	2.92	3.28	3.37
Loans	5.00	5.11	5.29	5.36	5.41
All other interest-earning assets (a)	2.58	3.45	4.27	4.07	3.98
Total interest-earning assets	3.14	3.35	3.56	3.73	3.80

INTEREST-BEARING LIABILITIES
Interest-bearing deposits	0.52	0.67	0.85	0.88	0.82
Federal funds purchased and securities loaned or
sold under repurchase agreements	1.30	1.77	2.05	2.16	2.15
Short-term borrowings (b)	1.63	1.97	2.31	2.49	2.59
Trading liabilities - debt and other interest-bearing liabilities (c)	0.77	1.04	1.43	1.60	1.59
Beneficial interests issued by consolidated VIEs	2.02	2.22	2.53	2.63	2.66
Long-term debt	2.88	3.21	3.49	3.69	3.82
Total interest-bearing liabilities	0.97	1.22	1.47	1.56	1.55

INTEREST RATE SPREAD	2.17%	2.13%	2.09%	2.17%	2.25%
NET YIELD ON INTEREST-EARNING ASSETS	2.37%	2.38%	2.41%	2.49%	2.57%
Memo: Net yield on interest-earning assets excluding CIB Markets (e)	3.01%	3.06%	3.23%	3.35%	3.43%

(a)
Includes prime brokerage-related held-for-investment customer receivables, which are classified in accrued interest and accounts receivable, and all other interest-earning assets, which are classified in other assets on the Consolidated Balance Sheets.

(b)	Includes commercial paper.

(c)	All other interest-bearing liabilities include prime brokerage-related customer payables.

(d)	Interest includes the effect of related hedging derivatives. Taxable-equivalent amounts are used where applicable.

(e)	Net yield on interest-earning assets excluding CIB Markets is a non-GAAP financial measure. Refer to page 28 for further discussion of the net yield on interest-earning assets excluding CIB Markets.

JPMORGAN CHASE & CO.
RECONCILIATION FROM REPORTED TO MANAGED BASIS
(in millions, except ratios)

The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the U.S. (“U.S. GAAP”). That presentation, which is referred to as “reported” basis, provides the reader with an understanding of the Firm’s results that can be tracked consistently from year-to-year and enables a comparison of the Firm’s performance with other companies’ U.S. GAAP financial statements. In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. Refer to the notes on Non-GAAP Financial Measures on page 28 for additional information on managed basis.

The following summary table provides a reconciliation from reported U.S. GAAP results to managed basis.

	QUARTERLY TRENDS
						1Q20 Change
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
OTHER INCOME
Other income - reported	$1,156	$1,492	$1,472	$1,292	$1,475	(23)%	(22)%
Fully taxable-equivalent adjustments (a)	708	757	596	596	585	(6)	21
Other income - managed	$1,864	$2,249	$2,068	$1,888	$2,060	(17)	(10)

TOTAL NONINTEREST REVENUE
Total noninterest revenue - reported	$13,812	$14,165	$15,113	$14,434	$14,670	(2)	(6)
Fully taxable-equivalent adjustments (a)	708	757	596	596	585	(6)	21
Total noninterest revenue - managed	$14,520	$14,922	$15,709	$15,030	$15,255	(3)	(5)

NET INTEREST INCOME
Net interest income - reported	$14,439	$14,166	$14,228	$14,398	$14,453	2	—
Fully taxable-equivalent adjustments (a)	110	123	127	138	143	(11)	(23)
Net interest income - managed	$14,549	$14,289	$14,355	$14,536	$14,596	2	—

TOTAL NET REVENUE
Total net revenue - reported	$28,251	$28,331	$29,341	$28,832	$29,123	—	(3)
Fully taxable-equivalent adjustments (a)	818	880	723	734	728	(7)	12
Total net revenue - managed	$29,069	$29,211	$30,064	$29,566	$29,851	—	(3)

PRE-PROVISION PROFIT
Pre-provision profit - reported	$11,401	$11,992	$12,919	$12,491	$12,728	(5)	(10)
Fully taxable-equivalent adjustments (a)	818	880	723	734	728	(7)	12
Pre-provision profit - managed	$12,219	$12,872	$13,642	$13,225	$13,456	(5)	(9)

INCOME BEFORE INCOME TAX EXPENSE
Income before income tax expense - reported	$3,116	$10,565	$11,405	$11,342	$11,233	(71)	(72)
Fully taxable-equivalent adjustments (a)	818	880	723	734	728	(7)	12
Income before income tax expense - managed	$3,934	$11,445	$12,128	$12,076	$11,961	(66)	(67)

INCOME TAX EXPENSE
Income tax expense - reported	$251	$2,045	$2,325	$1,690	$2,054	(88)	(88)
Fully taxable-equivalent adjustments (a)	818	880	723	734	728	(7)	12
Income tax expense - managed	$1,069	$2,925	$3,048	$2,424	$2,782	(63)	(62)

OVERHEAD RATIO
Overhead ratio - reported	60%	58%	56%	57%	56%
Overhead ratio - managed	58	56	55	55	55

(a) Predominantly recognized in CIB, CB and Corporate.

JPMORGAN CHASE & CO.
SEGMENT RESULTS - MANAGED BASIS
(in millions)

	QUARTERLY TRENDS
						1Q20 Change
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
TOTAL NET REVENUE (fully taxable-equivalent (“FTE”))
Consumer & Community Banking	$13,171	$13,795	$14,008	$13,569	$13,490	(5)%	(2)%
Corporate & Investment Bank	9,948	9,647	9,522	9,831	10,034	3	(1)
Commercial Banking	2,178	2,297	2,274	2,285	2,413	(5)	(10)
Asset & Wealth Management	3,606	3,700	3,568	3,559	3,489	(3)	3
Corporate	166	(228)	692	322	425	NM	(61)
TOTAL NET REVENUE	$29,069	$29,211	$30,064	$29,566	$29,851	—	(3)

TOTAL NONINTEREST EXPENSE
Consumer & Community Banking	$7,161	$7,011	$7,075	$6,921	$6,970	2	3
Corporate & Investment Bank	5,896	5,392	5,504	5,661	5,629	9	5
Commercial Banking	988	943	940	931	938	5	5
Asset & Wealth Management	2,659	2,650	2,622	2,596	2,647	—	—
Corporate	146	343	281	232	211	(57)	(31)
TOTAL NONINTEREST EXPENSE	$16,850	$16,339	$16,422	$16,341	$16,395	3	3

PRE-PROVISION PROFIT/(LOSS)
Consumer & Community Banking	$6,010	$6,784	$6,933	$6,648	$6,520	(11)	(8)
Corporate & Investment Bank	4,052	4,255	4,018	4,170	4,405	(5)	(8)
Commercial Banking	1,190	1,354	1,334	1,354	1,475	(12)	(19)
Asset & Wealth Management	947	1,050	946	963	842	(10)	12
Corporate	20	(571)	411	90	214	NM	(91)
PRE-PROVISION PROFIT	$12,219	$12,872	$13,642	$13,225	$13,456	(5)	(9)

PROVISION FOR CREDIT LOSSES
Consumer & Community Banking	$5,772	$1,207	$1,311	$1,120	$1,314	378	339
Corporate & Investment Bank	1,401	98	92	—	87	NM	NM
Commercial Banking	1,010	110	67	29	90	NM	NM
Asset & Wealth Management	94	13	44	2	2	NM	NM
Corporate	8	(1)	—	(2)	2	NM	300
PROVISION FOR CREDIT LOSSES	$8,285	$1,427	$1,514	$1,149	$1,495	481	454

NET INCOME/(LOSS)
Consumer & Community Banking	$191	$4,214	$4,245	$4,157	$3,947	(95)	(95)
Corporate & Investment Bank	1,988	2,938	2,831	2,946	3,260	(32)	(39)
Commercial Banking	147	944	943	1,002	1,060	(84)	(86)
Asset & Wealth Management	664	785	668	719	661	(15)	—
Corporate	(125)	(361)	393	828	251	65	NM
TOTAL NET INCOME	$2,865	$8,520	$9,080	$9,652	$9,179	(66)	(69)

In the first quarter of 2020, the Merchant Services business was realigned from CCB to CIB as part of the Firm’s Wholesale Payments business. The prior period amounts were revised to conform with the current presentation. Refer to page 30 for further information.

JPMORGAN CHASE & CO.
CAPITAL AND OTHER SELECTED BALANCE SHEET ITEMS
(in millions, except ratio data)

							Mar 31, 2020
							Change
	Mar 31,		Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
	2020		2019	2019	2019	2019	2019	2019
CAPITAL (a)
Risk-based capital metrics
Standardized
CET1 capital	$183,585	(e)	$187,753	$188,151	$189,169	$186,116	(2)%	(1)%
Tier 1 capital	213,384	(e)	214,432	214,831	215,808	212,644	—	—
Total capital	247,530	(e)	242,589	243,500	244,490	241,483	2	3
Risk-weighted assets	1,599,920	(e)	1,515,869	1,527,762	1,545,101	1,542,903	6	4
CET1 capital ratio	11.5%	(e)	12.4%	12.3%	12.2%	12.1%
Tier 1 capital ratio	13.3	(e)	14.1	14.1	14.0	13.8
Total capital ratio	15.5	(e)	16.0	15.9	15.8	15.7

Advanced
CET1 capital	$183,585	(e)	$187,753	$188,151	$189,169	$186,116	(2)	(1)
Tier 1 capital	213,384	(e)	214,432	214,831	215,808	212,644	—	—
Total capital	234,423	(e)	232,112	233,203	234,507	231,454	1	1
Risk-weighted assets	1,491,797	(e)	1,397,878	1,435,693	1,449,211	1,432,526	7	4
CET1 capital ratio	12.3%	(e)	13.4%	13.1%	13.1%	13.0%
Tier 1 capital ratio	14.3	(e)	15.3	15.0	14.9	14.8
Total capital ratio	15.7	(e)	16.6	16.2	16.2	16.2

Leverage-based capital metrics
Adjusted average assets (b)	$2,842,222	(e)	$2,730,239	$2,717,852	$2,692,225	$2,637,741	4	8
Tier 1 leverage ratio	7.5%	(e)	7.9%	7.9%	8.0%	8.1%

Total leverage exposure	3,535,603	(e)	3,423,431	3,404,535	3,367,154	3,309,501	3	7
SLR	6.0%	(e)	6.3%	6.3%	6.4%	6.4%

TANGIBLE COMMON EQUITY (period-end) (c)
Common stockholders’ equity	$231,199		$234,337	$235,985	$236,222	$232,844	(1)	(1)
Less: Goodwill	47,800		47,823	47,818	47,477	47,474	—	1
Less: Other intangible assets	800		819	841	732	737	(2)	9
Add: Certain deferred tax liabilities (d)	2,389		2,381	2,371	2,316	2,293	—	4
Total tangible common equity	$184,988		$188,076	$189,697	$190,329	$186,926	(2)	(1)

TANGIBLE COMMON EQUITY (average) (c)
Common stockholders’ equity	$234,530		$232,878	$235,613	$233,026	$230,051	1	2
Less: Goodwill	47,812		47,819	47,707	47,472	47,475	—	1
Less: Other intangible assets	812		831	842	741	744	(2)	9
Add: Certain deferred tax liabilities (d)	2,385		2,375	2,344	2,304	2,287	—	4
Total tangible common equity	$188,291		$186,603	$189,408	$187,117	$184,119	1	2

INTANGIBLE ASSETS (period-end)
Goodwill	$47,800		$47,823	$47,818	$47,477	$47,474	—	1
Mortgage servicing rights	3,267		4,699	4,419	5,093	5,957	(30)	(45)
Other intangible assets	800		819	841	732	737	(2)	9
Total intangible assets	$51,867		$53,341	$53,078	$53,302	$54,168	(3)	(4)

Effective January 1, 2020, the Firm adopted the CECL accounting guidance. Refer to page 29 for further information.

(a)
As of March 31, 2020, the capital measures reflect the revised CECL capital transition provisions and the removal of assets purchased pursuant to a non-recourse loan provided under the MMLF, as provided by the U.S. banking agencies. Refer to page 29 for further information on the revised CECL capital transition provisions and Capital Risk Management on pages 85-92 of the Firm’s 2019 Form 10-K for additional information on these capital measures.

(b)
Adjusted average assets, for purposes of calculating leverage ratios, includes total quarterly average assets adjusted for on-balance sheet assets that are subject to deduction from Tier 1 capital, predominantly goodwill and other intangible assets.

(c)	Refer to page 28 for further discussion of TCE.

(d)
Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in nontaxable transactions, which are netted against goodwill and other intangibles when calculating TCE.

(e)	Estimated.

JPMORGAN CHASE & CO.
EARNINGS PER SHARE AND RELATED INFORMATION
(in millions, except per share and ratio data)

	QUARTERLY TRENDS
						1Q20 Change
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
EARNINGS PER SHARE
Basic earnings per share
Net income	$2,865	$8,520	$9,080	$9,652	$9,179	(66)%	(69)%
Less: Preferred stock dividends	421	386	423	404	374	9	13
Net income applicable to common equity	2,444	8,134	8,657	9,248	8,805	(70)	(72)
Less: Dividends and undistributed earnings allocated to
participating securities	13	44	51	56	52	(70)	(75)
Net income applicable to common stockholders	$2,431	$8,090	$8,606	$9,192	$8,753	(70)	(72)

Total weighted-average basic shares outstanding	3,095.8	3,140.7	3,198.5	3,250.6	3,298.0	(1)	(6)
Net income per share	$0.79	$2.58	$2.69	$2.83	$2.65	(69)	(70)

Diluted earnings per share
Net income applicable to common stockholders	$2,431	$8,090	$8,606	$9,192	$8,753	(70)	(72)
Total weighted-average basic shares outstanding	3,095.8	3,140.7	3,198.5	3,250.6	3,298.0	(1)	(6)
Add: Dilutive impact of stock appreciation rights (“SARs”) and employee stock options, unvested performance share units (“PSUs”) and nondividend-earning restricted stock units (“RSUs”)	4.9	7.8	8.7	9.1	10.2	(37)	(52)
Total weighted-average diluted shares outstanding	3,100.7	3,148.5	3,207.2	3,259.7	3,308.2	(2)	(6)
Net income per share	$0.78	$2.57	$2.68	$2.82	$2.65	(70)	(71)

COMMON DIVIDENDS
Cash dividends declared per share	$0.90	$0.90	$0.90	$0.80	$0.80	—	13
Dividend payout ratio	114%	35%	33%	28%	30%

COMMON EQUITY REPURCHASE PROGRAM (a)
Total shares of common stock repurchased	50.0	54.0	62.0	47.5	49.5	(7)	1
Average price paid per share of common stock	$127.92	$127.24	$112.07	$109.83	$102.78	1	24
Aggregate repurchases of common equity	6,397	6,871	6,949	5,210	5,091	(7)	26

EMPLOYEE ISSUANCE
Shares issued from treasury stock related to employee
stock-based compensation awards and employee stock
purchase plans	13.0	1.5	1.0	1.0	17.7	NM	(27)
Net impact of employee issuances on stockholders’ equity (b)	$398	$132	$232	$258	$348	202	14

(a)
On March 15, 2020, in response to the COVID-19 pandemic, the Firm temporarily suspended repurchases of its common equity through the second quarter of 2020. The current equity repurchase program, which was announced on June 27, 2019, authorized the Firm to repurchase up to $29.4 billion of common equity between July 1, 2019 and June 30, 2020.

(b)
The net impact of employee issuances on stockholders’ equity is driven by the cost of equity compensation awards that is recognized over the applicable vesting periods. The cost is partially offset by tax impacts related to the distribution of shares and the exercise of employee stock options and SARs.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)

	QUARTERLY TRENDS
						1Q20 Change
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees (a)	$972	$1,032	$1,026	$971	$909	(6)%	7%
Asset management, administration and commissions (a)	585	609	606	620	581	(4)	1
Mortgage fees and related income (b)	320	474	886	279	396	(32)	(19)
Card income	768	1,029	955	998	909	(25)	(16)
All other income	1,373	1,396	1,383	1,321	1,290	(2)	6
Noninterest revenue	4,018	4,540	4,856	4,189	4,085	(11)	(2)
Net interest income (b)	9,153	9,255	9,152	9,380	9,405	(1)	(3)
TOTAL NET REVENUE	13,171	13,795	14,008	13,569	13,490	(5)	(2)

Provision for credit losses	5,772	1,207	1,311	1,120	1,314	378	339

NONINTEREST EXPENSE
Compensation expense	2,597	2,497	2,544	2,531	2,566	4	1
Noncompensation expense (c)	4,564	4,514	4,531	4,390	4,404	1	4
TOTAL NONINTEREST EXPENSE	7,161	7,011	7,075	6,921	6,970	2	3

Income before income tax expense	238	5,577	5,622	5,528	5,206	(96)	(95)
Income tax expense	47	1,363	1,377	1,371	1,259	(97)	(96)
NET INCOME	$191	$4,214	$4,245	$4,157	$3,947	(95)	(95)

REVENUE BY LINE OF BUSINESS
Consumer & Business Banking	$6,091	$6,537	$6,782	$6,897	$6,661	(7)	(9)
Home Lending (b)	1,161	1,250	1,465	1,118	1,346	(7)	(14)
Card & Auto	5,919	6,008	5,761	5,554	5,483	(1)	8

MORTGAGE FEES AND RELATED INCOME DETAILS:
Net production revenue (b)	319	327	738	353	200	(2)	60
Net mortgage servicing revenue (d)	1	147	148	(74)	196	(99)	(99)
Mortgage fees and related income	$320	$474	$886	$279	$396	(32)	(19)

FINANCIAL RATIOS
ROE	1%	31%	31%	31%	30%
Overhead ratio	54	51	51	51	52

In the first quarter of 2020, the Merchant Services business was realigned from CCB to CIB as part of the Firm’s Wholesale Payments business. The prior period amounts were revised to conform with the current presentation. Refer to page 30 for further information.

(a)
In the first quarter of 2020, the Firm reclassified certain fees from asset management, administration and commissions to lending- and deposit-related fees. The prior period amounts were revised to conform with the current presentation.

(b)
Net production revenue in the third quarter of 2019 included approximately $350 million of gains on the sale of certain mortgage loans that were predominantly offset by a charge in net interest income for the unwind of the related internal funding from Treasury and Chief Investment Office (“CIO”) associated with these loans. The charge reflects the net present value of that funding and is recognized as interest income in Treasury and CIO. Refer to footnote (a) in Corporate on page 23 and Funds Transfer Pricing (“FTP”) on page 61 of the Firm’s 2019 Form 10-K for further information.

(c)
Included depreciation expense on leased assets of $1.1 billion, $1.1 billion, $1.0 billion, $957 million and $967 million for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019, respectively.

(d)
Included MSR risk management results of $(90) million, $35 million, $53 million, $(244) million and $(9) million for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019, respectively.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except headcount data)

	QUARTERLY TRENDS
						1Q20 Change
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$506,147	$532,538	$525,223	$536,758	$539,127	(5)%	(6)%

Loans:
Consumer & Business Banking	27,709	27,199	26,699	26,616	26,492	2	5
Home Lending	196,401	199,799	203,339	219,533	230,599	(2)	(15)
Card	154,021	168,924	159,571	157,576	150,527	(9)	2
Auto	61,468	61,522	61,410	62,073	62,786	—	(2)
Total loans	439,599	457,444	451,019	465,798	470,404	(4)	(7)

Deposits	775,068	718,354	701,111	695,096	702,587	8	10
Equity	52,000	52,000	52,000	52,000	52,000	—	—

SELECTED BALANCE SHEET DATA (average)
Total assets	$517,213	$525,863	$530,649	$534,612	$546,042	(2)	(5)

Loans:
Consumer & Business Banking	27,261	26,820	26,550	26,570	26,488	2	3
Home Lending	198,042	201,599	213,372	224,685	238,949	(2)	(17)
Card	162,660	162,112	158,168	153,746	151,134	—	8
Auto	60,893	61,100	61,371	62,236	62,763	—	(3)
Total loans	448,856	451,631	459,461	467,237	479,334	(1)	(6)

Deposits	733,648	707,953	693,943	690,892	681,013	4	8
Equity	52,000	52,000	52,000	52,000	52,000	—	—

Headcount	122,081	123,115	123,532	123,580	124,305	(1)	(2)

In the first quarter of 2020, the Merchant Services business was realigned from CCB to CIB as part of the Firm’s Wholesale Payments business. The prior period amounts were revised to conform with the current presentation. Refer to page 30 for further information.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)	QUARTERLY TRENDS
						1Q20 Change
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
CREDIT DATA AND QUALITY STATISTICS
Nonaccrual loans (a)(b)	$4,008	$3,018	$3,099	$3,142	$3,265	33%	23%
Net charge-offs/(recoveries)
Consumer & Business Banking	74	92	79	66	59	(20)	25
Home Lending	(122)	(23)	(42)	(28)	(5)	(430)	NM
Card	1,313	1,231	1,175	1,240	1,202	7	9
Auto	48	57	49	42	58	(16)	(17)
Total net charge-offs/(recoveries)	$1,313	$1,357	$1,261	$1,320	$1,314	(3)	—
Net charge-off/(recovery) rate
Consumer & Business Banking	1.09%	1.36%	1.18%	1.00%	0.90%
Home Lending	(0.25)	(0.05)	(0.08)	(0.05)	(0.01)
Card	3.25	3.01	2.95	3.24	3.23
Auto	0.32	0.37	0.32	0.27	0.37
Total net charge-off/(recovery) rate	1.18	1.20	1.10	1.14	1.11

30+ day delinquency rate
Home Lending (c)(d)	1.48	1.58	1.63	1.55	1.62
Card	1.96	1.87	1.84	1.71	1.85
Auto	0.89	0.94	0.88	0.82	0.63

90+ day delinquency rate - Card	1.02	0.95	0.90	0.87	0.97

Allowance for loan losses
Consumer & Business Banking	$882	$746	$746	$796	$796	18	11
Home Lending	2,137	1,890	2,159	2,302	2,741	13	(22)
Card	14,950	5,683	5,583	5,383	5,183	163	188
Auto	732	465	465	465	465	57	57
Total allowance for loan losses	$18,701	$8,784	$8,953	$8,946	$9,185	113	104

Effective January 1, 2020, the Firm adopted the CECL accounting guidance. The adoption resulted in a change in the accounting for PCI loans, which are considered purchased credit deteriorated (“PCD”) loans under CECL. Refer to page 29 for further information.

(a)
At March 31, 2020, nonaccrual loans included $970 million of PCD loans. Prior to the adoption of CECL, nonaccrual loans excluded PCI loans as the Firm recognized interest income on each pool of PCI loans as each of the pools was performing.

(b)
At March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, nonaccrual loans excluded mortgage loans 90 or more days past due and insured by U.S. government agencies of $616 million, $961 million, $1.6 billion, $1.8 billion and $2.2 billion, respectively. These amounts have been excluded based upon the government guarantee.

(c)	At March 31, 2020, the 30+ day delinquency rates included PCD loans. The rates prior to January 1, 2020 were revised to include the impact of PCI loans.

(d)
At March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, excluded mortgage loans insured by U.S. government agencies of $1.0 billion, $1.7 billion, $2.7 billion, $2.9 billion and $3.2 billion, respectively, that are 30 or more days past due. These amounts have been excluded based upon the government guarantee.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS
											1Q20 Change
	1Q20		4Q19		3Q19		2Q19		1Q19		4Q19	1Q19
BUSINESS METRICS
Number of:
Branches	4,967		4,976		4,949		4,970		5,028		—%	(1)%
Active digital customers (in thousands) (a)	53,799		52,421		51,843		51,032		50,651		3	6
Active mobile customers (in thousands) (b)	38,236		37,297		36,510		35,392		34,371		3	11

Debit and credit card sales volume (in billions)	$266.0		$295.6		$282.2		$281.5		$255.1		(10)	4

Consumer & Business Banking
Average deposits	$718,909		$691,696		$678,281		$676,663		$668,526		4	8
Deposit margin	2.06%		2.28%		2.47%		2.60%		2.62%
Business banking origination volume	$1,491		$1,827		$1,550		$1,741		$1,480		(18)	1
Client investment assets	322,999		358,036		337,915		328,141		312,310		(10)	3

Home Lending (in billions)
Mortgage origination volume by channel
Retail	$14.1		$16.4		$14.2		$12.5		$7.9		(14)	78
Correspondent	14.0		16.9		18.2		12.0		7.1		(17)	97
Total mortgage origination volume (c)	$28.1		$33.3		$32.4		$24.5		$15.0		(16)	87
Total loans serviced (period-end)	$737.8		$761.4		$774.8		$780.1		$791.5		(3)	(7)
Third-party mortgage loans serviced (period-end)	505.0		520.8		535.8		526.6		529.6		(3)	(5)
MSR carrying value (period-end)	3.3		4.7		4.4		5.1		6.0		(30)	(45)
Ratio of MSR carrying value (period-end) to third-party
mortgage loans serviced (period-end)	0.65%		0.90%		0.82%		0.97%		1.13%
MSR revenue multiple (d)	2.10	x	2.73	x	2.41	x	2.69	x	3.32	x

Credit Card
Credit card sales volume, excluding Commercial Card (in billions)	$179.1		$204.2		$193.6		$192.5		$172.5		(12)	4
Net revenue rate	10.68%		10.76%		10.53%		10.53%		10.68%

Auto
Loan and lease origination volume (in billions)	$8.3		$8.5		$9.1		$8.5		$7.9		(2)	5
Average auto operating lease assets	23,081		22,427		21,765		21,314		20,831		3	11

(a)	Users of all web and/or mobile platforms who have logged in within the past 90 days.

(b)	Users of all mobile platforms who have logged in within the past 90 days.

(c)
Firmwide mortgage origination volume was $31.9 billion, $37.4 billion, $35.8 billion, $26.3 billion and $16.4 billion for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, respectively.

(d)
Represents the ratio of MSR carrying value (period-end) to third-party mortgage loans serviced (period-end) divided by the ratio of annualized loan servicing-related revenue to third-party mortgage loans serviced (average).

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)
	QUARTERLY TRENDS
						1Q20 Change
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
INCOME STATEMENT
REVENUE
Investment banking fees	$1,907	$1,904	$1,981	$1,846	$1,844	—%	3%
Principal transactions	3,188	2,932	3,418	3,885	4,164	9	(23)
Lending- and deposit-related fees (a)	450	462	398	412	396	(3)	14
Asset management, administration and commissions (a)	1,261	1,059	1,160	1,112	1,067	19	18
All other income	35	622	397	405	365	(94)	(90)
Noninterest revenue	6,841	6,979	7,354	7,660	7,836	(2)	(13)
Net interest income	3,107	2,668	2,168	2,171	2,198	16	41
TOTAL NET REVENUE (b)	9,948	9,647	9,522	9,831	10,034	3	(1)

Provision for credit losses	1,401	98	92	—	87	NM	NM

NONINTEREST EXPENSE
Compensation expense	3,006	2,377	2,873	2,839	3,091	26	(3)
Noncompensation expense	2,890	3,015	2,631	2,822	2,538	(4)	14
TOTAL NONINTEREST EXPENSE	5,896	5,392	5,504	5,661	5,629	9	5

Income before income tax expense	2,651	4,157	3,926	4,170	4,318	(36)	(39)
Income tax expense	663	1,219	1,095	1,224	1,058	(46)	(37)
NET INCOME	$1,988	$2,938	$2,831	$2,946	$3,260	(32)	(39)

FINANCIAL RATIOS
ROE	9%	14%	13%	14%	16%
Overhead ratio	59	56	58	58	56
Compensation expense as percentage of total net revenue	30	25	30	29	31

REVENUE BY BUSINESS
Investment Banking	$886	$1,823	$1,871	$1,776	$1,745	(51)	(49)
Wholesale Payments	1,359	1,433	1,361	1,402	1,415	(5)	(4)
Lending	350	250	253	260	258	40	36
Total Banking	2,595	3,506	3,485	3,438	3,418	(26)	(24)
Fixed Income Markets	4,993	3,446	3,557	3,690	3,725	45	34
Equity Markets	2,237	1,508	1,517	1,728	1,741	48	28
Securities Services	1,074	1,061	1,034	1,045	1,014	1	6
Credit Adjustments & Other (c)	(951)	126	(71)	(70)	136	NM	NM
Total Markets & Securities Services	7,353	6,141	6,037	6,393	6,616	20	11
TOTAL NET REVENUE	$9,948	$9,647	$9,522	$9,831	$10,034	3	(1)

In the first quarter of 2020, the Merchant Services business was realigned from CCB to CIB as part of the Firm’s Wholesale Payments business. The prior period amounts were revised to conform with the current presentation. Refer to page 30 for further information.

(a)
In the first quarter of 2020, the Firm reclassified certain fees from asset management, administration and commissions to lending- and deposit-related fees. Prior period amounts were revised to conform with the current presentation.

(b)
Includes tax-equivalent adjustments, predominantly due to income tax credits related to alternative energy investments; income tax credits and amortization of the cost of investments in affordable housing projects; as well as tax-exempt income from municipal bonds of $667 million, $646 million, $527 million, $547 million and $539 million for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019, respectively.

(c)
Consists primarily of credit valuation adjustments (“CVA”) managed centrally within CIB and funding valuation adjustments (“FVA”) on derivatives and certain components of fair value option elected liabilities. Results are presented net of associated hedging activities and net of CVA and FVA amounts allocated to Fixed Income Markets and Equity Markets.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio and headcount data)
	QUARTERLY TRENDS
						1Q20 Change
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
SELECTED BALANCE SHEET DATA (period-end)
Assets	$1,217,459	$914,705	$1,030,396	$976,430	$1,019,470	33%	19%
Loans:
Loans retained (a)	165,376	121,733	118,290	123,074	127,086	36	30
Loans held-for-sale and loans at fair value	9,326	10,112	8,324	6,838	7,783	(8)	20
Total loans	174,702	131,845	126,614	129,912	134,869	33	30

Equity	80,000	80,000	80,000	80,000	80,000	—	—

SELECTED BALANCE SHEET DATA (average)
Assets	$1,082,820	$994,152	$1,011,246	$1,000,517	$967,632	9	12
Trading assets - debt and equity instruments	427,316	398,604	415,450	421,775	381,312	7	12
Trading assets - derivative receivables	55,133	45,153	48,266	48,815	50,609	22	9
Loans:
Loans retained (a)	128,838	119,412	119,007	124,194	126,990	8	1
Loans held-for-sale and loans at fair value	9,818	9,708	8,344	7,763	8,615	1	14
Total loans	138,656	129,120	127,351	131,957	135,605	7	2

Equity	80,000	80,000	80,000	80,000	80,000	—	—

Headcount	60,245	60,013	60,028	59,111	58,811	—	2

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$55	$43	$38	$72	$30	28	83
Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (b)	689	308	712	569	812	124	(15)
Nonaccrual loans held-for-sale and loans at fair value	138	95	262	370	313	45	(56)
Total nonaccrual loans	827	403	974	939	1,125	105	(26)

Derivative receivables	85	30	26	39	44	184	94
Assets acquired in loan satisfactions	43	70	75	58	58	(39)	(26)
Total nonperforming assets	955	503	1,075	1,036	1,227	90	(22)
Allowance for credit losses:
Allowance for loan losses	1,422	1,202	1,171	1,131	1,252	18	14
Allowance for lending-related commitments	1,468	848	824	807	758	73	94
Total allowance for credit losses	2,890	2,050	1,995	1,938	2,010	41	44

Net charge-off/(recovery) rate (a)(c)	0.17%	0.14%	0.13%	0.23%	0.10%
Allowance for loan losses to period-end loans retained (a)	0.86	0.99	0.99	0.92	0.99
Allowance for loan losses to period-end loans retained,
excluding trade finance and conduits (d)	1.11	1.31	1.33	1.27	1.34
Allowance for loan losses to nonaccrual loans retained (a)(b)	206	390	164	199	154
Nonaccrual loans to total period-end loans	0.47	0.31	0.77	0.72	0.83

In the first quarter of 2020, the Merchant Services business was realigned from CCB to CIB as part of the Firm’s Wholesale Payments business. The prior period amounts were revised to conform with the current presentation. Refer to page 30 for further information.

(a)	Loans retained includes credit portfolio loans, loans held by consolidated Firm-administered multi-seller conduits, trade finance loans, other held-for-investment loans and overdrafts.

(b)
Allowance for loan losses of $317 million, $110 million, $207 million, $147 million and $252 million were held against nonaccrual loans at March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019, respectively.

(c)	Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate.

(d)
Management uses allowance for loan losses to period-end loans retained, excluding trade finance and conduits, a non-GAAP financial measure, to provide a more meaningful assessment of CIB’s allowance coverage ratio.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except where otherwise noted)
	QUARTERLY TRENDS
						1Q20 Change
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
BUSINESS METRICS
Advisory	$503	$702	$506	$525	$644	(28)%	(22)%
Equity underwriting	331	382	514	505	265	(13)	25
Debt underwriting	1,073	820	961	816	935	31	15
Total investment banking fees	$1,907	$1,904	$1,981	$1,846	$1,844	—	3

Client deposits and other third-party liabilities (average) (a)	514,464	485,037	471,328	458,237	444,055	6	16

Merchant processing volume (in billions) (b)	374.8	402.9	380.5	371.6	356.5	(7)	5

Assets under custody (“AUC”) (period-end) (in billions)	$24,409	$26,831	$25,695	$25,450	$24,716	(9)	(1)

95% Confidence Level - Total CIB VaR (average) (c)
CIB trading VaR by risk type: (d)
Fixed income	$60	$39	$37	$39	$44	54	36
Foreign exchange	7	5	6	7	9	40	(22)
Equities	20	18	22	25	16	11	25
Commodities and other	10	7	8	9	10	43	—
Diversification benefit to CIB trading VaR (e)	(40)	(32)	(34)	(36)	(32)	(25)	(25)
CIB trading VaR (d)	57	37	39	44	47	54	21
Credit portfolio VaR (f)	9	5	5	5	5	80	80
Diversification benefit to CIB VaR (e)	(8)	(5)	(6)	(5)	(4)	(60)	(100)
CIB VaR	$58	$37	$38	$44	$48	57	21

(a)	Client deposits and other third-party liabilities pertain to the Wholesale Payments and Securities Services businesses.

(b)	Represents total merchant processing volume across CIB, CCB and CB. Refer to page 30 for additional information.

(c)
Effective January 1, 2020, the Firm refined the scope of VaR to exclude positions related to the risk management of interest rate exposure from changes in the Firm’s own credit spread on fair value option elected liabilities, and included these positions in other-sensitivity based measures. This change was made to more appropriately reflect the risk from changes in the Firm’s own credit spread on fair value option elected liabilities in a single market risk measure. In the absence of this refinement, the average VaR for each of the following reported components would have been higher by the following amounts: CIB fixed income of $4 million, CIB Trading VaR $5 million and CIB VaR $6 million for the three months ended March 31, 2019.

(d)
CIB trading VaR includes substantially all market-making and client-driven activities, as well as certain risk management activities in CIB, including credit spread sensitivity to CVA. Refer to VaR measurement on pages 121–123 of the Firm’s 2019 Form 10-K for further information.

(e)
Average portfolio VaR was less than the sum of the VaR of the components described above, which is due to portfolio diversification. The diversification effect reflects the fact that the risks were not perfectly correlated.

(f)
Credit portfolio VaR includes the derivative CVA, hedges of the CVA and hedges of the retained loan portfolio, which are reported in principal transactions revenue. This VaR does not include the retained loan portfolio, which is not reported at fair value.

JPMORGAN CHASE & CO.
COMMERCIAL BANKING
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)

	QUARTERLY TRENDS
						1Q20 Change
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees (a)	$261	$256	$228	$224	$233	2%	12%
All other income (a)	360	437	438	399	500	(18)	(28)
Noninterest revenue	621	693	666	623	733	(10)	(15)
Net interest income	1,557	1,604	1,608	1,662	1,680	(3)	(7)
TOTAL NET REVENUE (b)	2,178	2,297	2,274	2,285	2,413	(5)	(10)

Provision for credit losses	1,010	110	67	29	90	NM	NM

NONINTEREST EXPENSE
Compensation expense	472	444	454	438	449	6	5
Noncompensation expense	513	499	486	493	489	3	5
Amortization of intangibles	3	—	—	—	—	NM	NM
TOTAL NONINTEREST EXPENSE	988	943	940	931	938	5	5

Income before income tax expense	180	1,244	1,267	1,325	1,385	(86)	(87)
Income tax expense	33	300	324	323	325	(89)	(90)
NET INCOME	$147	$944	$943	$1,002	$1,060	(84)	(86)

Revenue by product
Lending	$954	$1,027	$1,006	$1,012	$1,012	(7)	(6)
Wholesale payments	991	1,021	1,017	1,063	1,104	(3)	(10)
Investment banking (c)	235	211	226	193	289	11	(19)
Other	(2)	38	25	17	8	NM	NM
Total Commercial Banking net revenue (b)	$2,178	$2,297	$2,274	$2,285	$2,413	(5)	(10)

Investment banking revenue, gross (d)	$686	$634	$700	$592	$818	8	(16)

Revenue by client segment
Middle Market Banking	$946	$934	$925	$961	$974	1	(3)
Corporate Client Banking	681	759	767	744	851	(10)	(20)
Commercial Real Estate Banking	541	537	547	538	547	1	(1)
Other	10	67	35	42	41	(85)	(76)
Total Commercial Banking net revenue (b)	$2,178	$2,297	$2,274	$2,285	$2,413	(5)	(10)

FINANCIAL RATIOS
ROE	2%	16%	16%	17%	19%
Overhead ratio	45	41	41	41	39

In the first quarter of 2020, the Merchant Services business was realigned from CCB to CIB and the revenue and expense of the business is reported across CCB, CIB and CB based primarily on client relationship. In conjunction with this realignment, treasury services product revenue has been renamed wholesale payments. Prior period revenue and expense amounts were revised to conform with the current presentation. Refer to page 30 for further information.

(a)
In the first quarter of 2020, the Firm reclassified certain fees from asset management, administration and commissions (which are included in all other income) to lending- and deposit-related fees. Prior period amounts were revised to conform with the current presentation.

(b)
Total net revenue included tax-equivalent adjustments from income tax credits related to equity investments in designated community development entities and in entities established for rehabilitation of historic properties, as well as tax-exempt income related to municipal financing activities of $81 million, $152 million, $114 million, $100 million and $94 million for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019, respectively.

(c)	Includes CB’s share of revenue from investment banking products sold to CB clients through the CIB.

(d)	Refer to page 60 of the Firm’s 2019 Form 10-K for discussion of revenue sharing.

JPMORGAN CHASE & CO.
COMMERCIAL BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except headcount and ratio data)	QUARTERLY TRENDS
						1Q20 Change
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$247,786	$220,514	$222,483	$220,712	$216,111	12%	15%
Loans:
Loans retained	232,254	207,287	209,448	208,323	204,927	12	13
Loans held-for-sale and loans at fair value	1,112	1,009	3,187	1,284	410	10	171
Total loans	$233,366	$208,296	$212,635	$209,607	$205,337	12	14
Equity	22,000	22,000	22,000	22,000	22,000	—	—

Period-end loans by client segment
Middle Market Banking	$60,317	$54,188	$54,298	$56,346	$56,846	11	6
Corporate Client Banking	69,540	51,165	55,976	51,500	46,897	36	48
Commercial Real Estate Banking	102,799	101,951	101,326	100,751	100,622	1	2
Other	710	992	1,035	1,010	972	(28)	(27)
Total Commercial Banking loans	$233,366	$208,296	$212,635	$209,607	$205,337	12	14

SELECTED BALANCE SHEET DATA (average)
Total assets	$226,071	$219,891	$218,620	$218,760	$218,297	3	4
Loans:
Loans retained	209,988	208,776	207,286	206,771	204,462	1	3
Loans held-for-sale and loans at fair value	1,831	1,036	963	701	1,634	77	12
Total loans	$211,819	$209,812	$208,249	$207,472	$206,096	1	3
Client deposits and other third-party liabilities	188,808	182,546	172,714	168,247	167,260	3	13
Equity	22,000	22,000	22,000	22,000	22,000	—	—

Average loans by client segment
Middle Market Banking	$56,045	$54,114	$54,806	$57,155	$56,723	4	(1)
Corporate Client Banking	53,032	53,187	51,389	48,656	48,141	—	10
Commercial Real Estate Banking	101,526	101,542	101,044	100,671	100,264	—	1
Other	1,216	969	1,010	990	968	25	26
Total Commercial Banking loans	$211,819	$209,812	$208,249	$207,472	$206,096	1	3

Headcount	11,779	11,629	11,501	11,248	11,033	1	7

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$100	$89	$45	$15	$11	12	NM
Nonperforming assets
Nonaccrual loans:
Nonaccrual loans retained (a)	793	498	659	614	544	59	46
Nonaccrual loans held-for-sale and loans
at fair value	—	—	—	—	—	—	—
Total nonaccrual loans	793	498	659	614	544	59	46

Assets acquired in loan satisfactions	24	25	19	20	—	(4)	NM
Total nonperforming assets	817	523	678	634	544	56	50
Allowance for credit losses:
Allowance for loan losses	2,680	2,780	2,759	2,756	2,766	(4)	(3)
Allowance for lending-related commitments	505	293	293	274	250	72	102
Total allowance for credit losses	3,185	3,073	3,052	3,030	3,016	4	6

Net charge-off/(recovery) rate (b)	0.19%	0.17%	0.09%	0.03%	0.02%
Allowance for loan losses to period-end loans retained	1.15	1.34	1.32	1.32	1.35
Allowance for loan losses to nonaccrual loans retained (a)	338	558	419	449	508
Nonaccrual loans to period-end total loans	0.34	0.24	0.31	0.29	0.26

(a)
Allowance for loan losses of $175 million, $114 million, $119 million, $125 million and $132 million was held against nonaccrual loans retained at March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019, respectively.

(b)	Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate.

JPMORGAN CHASE & CO.
ASSET & WEALTH MANAGEMENT
FINANCIAL HIGHLIGHTS
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS
						1Q20 Change
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
INCOME STATEMENT
REVENUE
Asset management, administration and commissions	$2,706	$2,654	$2,574	$2,568	$2,416	2%	12%
All other income	3	173	139	115	177	(98)	(98)
Noninterest revenue	2,709	2,827	2,713	2,683	2,593	(4)	4
Net interest income	897	873	855	876	896	3	—
TOTAL NET REVENUE	3,606	3,700	3,568	3,559	3,489	(3)	3

Provision for credit losses	94	13	44	2	2	NM	NM

NONINTEREST EXPENSE
Compensation expense	1,411	1,446	1,391	1,406	1,462	(2)	(3)
Noncompensation expense	1,248	1,204	1,231	1,190	1,185	4	5
TOTAL NONINTEREST EXPENSE	2,659	2,650	2,622	2,596	2,647	—	—

Income before income tax expense	853	1,037	902	961	840	(18)	2
Income tax expense	189	252	234	242	179	(25)	6
NET INCOME	$664	$785	$668	$719	$661	(15)	—

REVENUE BY LINE OF BUSINESS
Asset Management	$1,740	$1,892	$1,816	$1,785	$1,761	(8)	(1)
Wealth Management	1,866	1,808	1,752	1,774	1,728	3	8
TOTAL NET REVENUE	$3,606	$3,700	$3,568	$3,559	$3,489	(3)	3

FINANCIAL RATIOS
ROE	25%	29%	24%	27%	25%
Overhead ratio	74	72	73	73	76
Pretax margin ratio:
Asset Management	24	30	25	25	23
Wealth Management	24	26	25	29	25
Asset & Wealth Management	24	28	25	27	24

Headcount	23,830	24,191	24,228	23,683	24,347	(1)	(2)

Number of Wealth Management client advisors	2,878	2,890	2,872	2,735	2,877	—	—

JPMORGAN CHASE & CO.
ASSET & WEALTH MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS
						1Q20 Change
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$186,102	$182,004	$174,226	$172,149	$165,865	2%	12%
Loans	166,058	160,535	153,245	149,877	143,750	3	16
Deposits	168,561	147,804	138,439	136,225	143,348	14	18
Equity	10,500	10,500	10,500	10,500	10,500	—	—

SELECTED BALANCE SHEET DATA (average)
Total assets	$183,316	$176,925	$171,121	$167,544	$167,358	4	10
Loans	161,823	156,106	150,486	146,494	145,406	4	11
Deposits	150,631	143,059	138,822	140,317	138,235	5	9
Equity	10,500	10,500	10,500	10,500	10,500	—	—

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	2	$4	$26	$(3)	$4	(50)	(50)
Nonaccrual loans	304	116	176	127	285	162	7
Allowance for credit losses:
Allowance for loan losses	438	354	350	331	325	24	35
Allowance for lending-related commitments	14	19	16	17	18	(26)	(22)
Total allowance for credit losses	452	373	366	348	343	21	32
Net charge-off/(recovery) rate	—%	0.01%	0.07%	(0.01)%	0.01%
Allowance for loan losses to period-end loans	0.26	0.22	0.23	0.22	0.23
Allowance for loan losses to nonaccrual loans	144	305	199	261	114
Nonaccrual loans to period-end loans	0.18	0.07	0.11	0.08	0.20

JPMORGAN CHASE & CO.
ASSET & WEALTH MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions)

						Mar 31, 2020
						Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
CLIENT ASSETS	2020	2019	2019	2019	2019	2019	2019
Assets by asset class
Liquidity	$618	$542	$505	$481	$476	14%	30%
Fixed income	586	602	590	543	495	(3)	18
Equity	369	474	437	441	427	(22)	(14)
Multi-asset and alternatives	666	746	714	713	698	(11)	(5)
TOTAL ASSETS UNDER MANAGEMENT	2,239	2,364	2,246	2,178	2,096	(5)	7
Custody/brokerage/administration/deposits	763	862	815	820	801	(11)	(5)
TOTAL CLIENT ASSETS	$3,002	$3,226	$3,061	$2,998	$2,897	(7)	4

Memo:
Alternatives client assets (a)	$188	$185	$183	$177	$172	2	9

Assets by client segment
Private Banking	$617	$672	$636	$617	$597	(8)	3
Institutional	1,097	1,074	1,029	991	943	2	16
Retail	525	618	581	570	556	(15)	(6)
TOTAL ASSETS UNDER MANAGEMENT	$2,239	$2,364	$2,246	$2,178	$2,096	(5)	7

Private Banking	$1,355	$1,504	$1,424	$1,410	$1,371	(10)	(1)
Institutional	1,118	1,099	1,051	1,013	965	2	16
Retail	529	623	586	575	561	(15)	(6)
TOTAL CLIENT ASSETS	$3,002	$3,226	$3,061	$2,998	$2,897	(7)	4

Assets under management rollforward
Beginning balance	$2,364	$2,246	$2,178	$2,096	$1,987
Net asset flows:
Liquidity	75	37	24	4	(5)
Fixed income	1	9	41	37	19
Equity	(1)	(1)	(2)	(1)	(6)
Multi-asset and alternatives	(2)	6	1	—	(3)
Market/performance/other impacts	(198)	67	4	42	104
Ending balance	$2,239	$2,364	$2,246	$2,178	$2,096

Client assets rollforward
Beginning balance	$3,226	$3,061	$2,998	$2,897	$2,733
Net asset flows	85	58	59	52	9
Market/performance/other impacts	(309)	107	4	49	155
Ending balance	$3,002	$3,226	$3,061	$2,998	$2,897

(a)	Represents assets under management, as well as client balances in brokerage accounts.

JPMORGAN CHASE & CO.
CORPORATE
FINANCIAL HIGHLIGHTS
(in millions, except headcount data)

	QUARTERLY TRENDS
							1Q20 Change
	1Q20	4Q19	3Q19	2Q19		1Q19	4Q19	1Q19
INCOME STATEMENT
REVENUE
Principal transactions	$(113)	$(234)	$10	$(175)		$(62)	52%	(82)%
Investment securities gains	233	123	78	44		13	89	NM
All other income	211	(6)	32	6		57	NM	270
Noninterest revenue	331	(117)	120	(125)		8	NM	NM
Net interest income (a)	(165)	(111)	572	447		417	(49)	NM
TOTAL NET REVENUE (b)	166	(228)	692	322		425	NM	(61)

Provision for credit losses	8	(1)	—	(2)		2	NM	300

NONINTEREST EXPENSE (c)	146	343	281	232		211	(57)	(31)
Income/(loss) before income tax expense/(benefit)	12	(570)	411	92		212	NM	(94)
Income tax expense/(benefit)	137	(209)	18	(736)	(f)	(39)	NM	NM
NET INCOME/(LOSS)	$(125)	$(361)	$393	$828		$251	65	NM

MEMO:
TOTAL NET REVENUE
Treasury and Chief Investment Office (“CIO”) (a)	169	102	801	618		511	66	(67)
Other Corporate	(3)	(330)	(109)	(296)		(86)	99	97
TOTAL NET REVENUE	$166	$(228)	$692	$322		$425	NM	(61)

NET INCOME/(LOSS)
Treasury and CIO	83	22	576	462		334	277	(75)
Other Corporate	(208)	(383)	(183)	366		(83)	46	(151)
TOTAL NET INCOME/(LOSS)	$(125)	$(361)	$393	$828		$251	65	NM

SELECTED BALANCE SHEET DATA (period-end)
Total assets	$981,937	$837,618	$812,333	$821,330		$796,615	17	23
Loans	1,650	1,649	1,705	1,695		1,885	—	(12)

Headcount	38,785	38,033	38,155	37,361		37,502	2	3

SUPPLEMENTAL INFORMATION
TREASURY and CIO
Investment securities gains	$233	$123	$78	$44		$13	89	NM
Available-for-sale (“AFS”) investment securities (average)	372,954	350,100	305,894	248,612		226,605	7	65
Held-to-maturity (“HTM”) investment securities (average)	46,673	42,125	35,494	30,929		31,082	11	50
Investment securities portfolio (average)	$419,627	$392,225	$341,388	$279,541		$257,687	7	63
AFS investment securities (period-end)	397,891	348,876	351,599	274,533		234,832	14	69
HTM investment securities, net of allowance for credit losses (period-end) (d)(e)	71,200	47,540	40,830	30,907		30,849	50	131
Investment securities portfolio, net of allowance for credit losses (period-end) (d)	$469,091	$396,416	$392,429	$305,440		$265,681	18	77

(a)
Net interest income in the third quarter of 2019 included income related to the unwind of the internal funding provided by Treasury and CIO to CCB upon the sale of certain mortgage loans. Refer to footnote (b) in CCB on page 11 for further information.

(b)
Included tax-equivalent adjustments, driven by tax-exempt income from municipal bonds, of $61 million, $73 million, $74 million, $81 million and $86 million for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019 and March 31, 2019, respectively.

(c)
Included legal expense/(benefit) of $(20) million, $(25) million, $(32) million, $(67) million and $(90) million for the three months ended March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019, respectively.

(d)	At March 31, 2020, the allowance for credit losses on held-to-maturity securities was $19 million. Refer to page 29 for further information.

(e)
During the first quarter of 2020, the Firm transferred $26.1 billion of U.S. government-sponsored enterprise and government agency mortgage-backed securities from AFS to HTM for capital management purposes.

(f)	The three months ended June 30, 2019 included income tax benefits of $742 million due to the resolution of certain tax audits.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION
(in millions)
						Mar 31, 2020
						Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
	2020	2019	2019	2019	2019	2019	2019
CREDIT EXPOSURE
Consumer, excluding credit card loans (a)
Loans retained	$293,779	$294,999	$295,586	$314,675	$322,208	—	(9)
Loans held-for-sale	1,848	3,002	4,821	1,030	4,199	(38)	(56)
Total consumer, excluding credit card loans	295,627	298,001	300,407	315,705	326,407	(1)	(9)

Credit card loans
Loans retained	154,021	168,924	159,571	157,568	150,515	(9)	2
Loans held-for-sale	—	—	—	8	12	—	NM
Total credit card loans	154,021	168,924	159,571	157,576	150,527	(9)	2
Total consumer loans	449,648	466,925	459,978	473,281	476,934	(4)	(6)

Wholesale loans (b)
Loans retained	555,289	481,678	473,730	475,485	471,118	15	18
Loans held-for-sale and loans at fair value	10,438	11,166	11,510	8,123	8,193	(7)	27
Total wholesale loans	565,727	492,844	485,240	483,608	479,311	15	18

Total loans	1,015,375	959,769	945,218	956,889	956,245	6	6
Derivative receivables	81,648	49,766	55,577	52,878	50,333	64	62
Receivables from customers and other (c)	33,376	33,706	32,236	27,414	20,952	(1)	59
Total credit-related assets	1,130,399	1,043,241	1,033,031	1,037,181	1,027,530	8	10

Lending-related commitments
Consumer, excluding credit card	41,535	40,169	41,697	40,132	37,955	3	9
Credit card (d)	681,442	650,720	645,880	633,970	626,922	5	9
Wholesale	358,485	413,310	405,470	403,767	394,010	(13)	(9)
Total lending-related commitments	1,081,462	1,104,199	1,093,047	1,077,869	1,058,887	(2)	2

Total credit exposure	$2,211,861	$2,147,440	$2,126,078	$2,115,050	$2,086,417	3	6

Memo: Total by category
Consumer exposure (e)	$1,172,625	$1,157,814	$1,147,573	$1,147,404	$1,141,831	1	3
Wholesale exposures (f)	1,039,236	989,626	978,505	967,646	944,586	5	10
Total credit exposure	$2,211,861	$2,147,440	$2,126,078	$2,115,050	$2,086,417	3	6

Effective January 1, 2020, the Firm adopted the CECL accounting guidance. The adoption resulted in a change in the accounting for PCI loans, which are considered PCD loans under CECL. In conjunction with the adoption of CECL, the Firm reclassified certain loans and commitments from the consumer, excluding credit card portfolio segment to the wholesale portfolio segment. Prior periods have been revised to conform with the current presentation. Refer to page 29 for further information.

(a)	Includes scored loans held in CCB, scored prime mortgage and scored home equity loans held in AWM, and scored prime mortgage loans held in Corporate.

(b)
Includes loans held in CIB, CB, AWM , Corporate, as well as risk-rated business banking and auto dealer loans held in CCB for which the wholesale methodology is applied for determining the allowance for loan losses. Excludes scored loans held in CCB, scored prime mortgage and scored home equity loans held in AWM and scored prime mortgage loans held in Corporate.

(c)	Primarily represents brokerage-related held-for-investment customer receivables, which are classified in accrued interest and accounts receivable on the Consolidated balance sheets.

(d)	Includes commercial card lending-related commitments primarily in CB and CIB.

(e)	Represents total consumer loans, lending-related commitments, and receivables from customers and other.

(f)	Represents total wholesale loans, lending-related commitments, derivative receivables, and receivables from customers and other.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

							Mar 31, 2020
							Change
	Mar 31,	Dec 31,		Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
	2020	2019		2019	2019	2019	2019	2019
NONPERFORMING ASSETS (a)
Consumer nonaccrual loans (b)(c)	$3,877	$2,928		$2,986	$3,077	$3,180	32%	22%

Wholesale nonaccrual loans
Loans retained	1,957	1,057		1,703	1,423	1,779	85	10
Loans held-for-sale and loans at fair value	138	95		262	370	313	45	(56)
Total wholesale nonaccrual loans	2,095	1,152		1,965	1,793	2,092	82	—

Total nonaccrual loans	5,972	4,080		4,951	4,870	5,272	46	13

Derivative receivables	85	30		26	39	44	183	93
Assets acquired in loan satisfactions	364	387		366	351	300	(6)	21
Total nonperforming assets	6,421	4,497		5,343	5,260	5,616	43	14
Wholesale lending-related commitments (d)	619	474	(e)	446	465	455	31	36
Total nonperforming exposure	$7,040	$4,971		$5,789	$5,725	$6,071	42	16

NONACCRUAL LOAN-RELATED RATIOS
Total nonaccrual loans to total loans (c)	0.59%	0.43%		0.52%	0.51%	0.55%
Total consumer, excluding credit card nonaccrual loans to
total consumer, excluding credit card loans (c)	1.31	0.98		0.99	0.97	0.97
Total wholesale nonaccrual loans to total
wholesale loans	0.37	0.23		0.40	0.37	0.44

(a)
At March 31, 2020, December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $616 million, $961 million, $1.6 billion, $1.8 billion and $2.2 billion, respectively, that are 90 or more days past due; and (2) real estate owned (“REO”) insured by U.S. government agencies of $29 million, $41 million, $50 million, $56 million and $69 million, respectively. These amounts have been excluded based upon the government guarantee. In addition, the Firm’s policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance issued by the Federal Financial Institutions Examination Council (“FFIEC”). Refer to Note 12 of the Firm’s 2019 Form 10-K for additional information on the Firm’s credit card nonaccrual and charge-off policies.

(b)
Included nonaccrual loans held-for-sale of $2 million, $2 million and $31 million at December 31, 2019, September 30, 2019, and June 30, 2019, respectively. There were no nonaccrual loans held-for-sale in all other periods presented.

(c)
At March 31, 2020, nonaccrual loans included $970 million of PCD loans. Prior to the adoption of CECL, nonaccrual loans excluded PCI loans as the Firm recognized interest income on each pool of PCI loans as each of the pools was performing.

(d)	Represents commitments that are risk rated as nonaccrual.

(e)	The prior period amount has been revised to conform with the current period presentation.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS
											1Q20 Change
	1Q20		4Q19		3Q19		2Q19		1Q19		4Q19	1Q19
SUMMARY OF CHANGES IN THE ALLOWANCES
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$17,295	(a)	$13,235		$13,166		$13,533		$13,445		31%	29%
Net charge-offs:
Gross charge-offs	1,902		1,788		1,676		1,704		1,642		6	16
Gross recoveries collected	(433)		(294)		(305)		(301)		(281)		(47)	(54)
Net charge-offs	1,469		1,494		1,371		1,403		1,361		(2)	8
Write-offs of PCI loans	NA		19	(b)	43	(b)	39	(b)	50	(b)	NM	NM
Provision for loan losses	7,418		1,401		1,479		1,077		1,492		429	397
Other	—		—		4		(2)		7		—	NM
Ending balance	$23,244		$13,123		$13,235		$13,166		$13,533		77	72

ALLOWANCE FOR LENDING-RELATED COMMITMENTS
Beginning balance	$1,289	(a)	$1,165		$1,129		$1,058		$1,055		11	22
Provision for lending-related commitments	858		26		35		72		3		NM	NM
Other	—		—		1		(1)		—		—	—
Ending balance	$2,147		$1,191		$1,165		$1,129		$1,058		80	103

Total allowance for credit losses	$25,391		$14,314		$14,400		$14,295		$14,591		77	74

NET CHARGE-OFF/(RECOVERY) RATES
Consumer retained, excluding credit card loans	(0.01)%		0.15%		0.11%		0.09%		0.13%
Credit card retained loans	3.25		3.01		2.95		3.24		3.23
Total consumer retained loans	1.15		1.16		1.08		1.11		1.10
Wholesale retained loans	0.13		0.13		0.10		0.08		0.04
Total retained loans	0.62		0.63		0.58		0.60		0.58

Memo: Average retained loans
Consumer retained, excluding credit card loans	$294,156		$295,258		$304,385		$319,424		$333,480		—	(12)
Credit card retained loans	162,660		162,112		158,166		153,736		151,120		—	8
Total average retained consumer loans	456,816		457,370		462,551		473,160		484,600		—	(6)
Wholesale retained loans	491,819		476,402		469,942		472,049		471,957		3	4
Total average retained loans	$948,635		$933,772		$932,493		$945,209		$956,557		2	(1)

(a)
Upon the adoption of the CECL accounting guidance on January 1, 2020, the Firm recognized a net increase of $4.3 billion (“day 1 impact”) to the allowance for credit losses, of which $4.2 billion relates to the allowance for loan losses and $98 million relates to the allowance for lending-related commitments. Refer to page 29 for further information.

(b)
Prior to the adoption of CECL, write-offs of PCI loans were recorded against the allowance for loan losses when actual losses for a pool exceeded estimated losses that were recorded as purchase accounting adjustments at the time of acquisition. A write-off of a PCI loan was recognized when the underlying loan was removed from a pool.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

						Mar 31, 2020
						Change
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Mar 31,
	2020	2019	2019	2019	2019	2019	2019
ALLOWANCE COMPONENTS AND RATIOS
ALLOWANCE FOR LOAN LOSSES
Consumer, excluding credit card
Asset-specific (a)	$223	$75	$88	$87	$89	197%	151%
Portfolio-based	3,231	1,476	1,475	1,538	1,572	119	106
PCI	NA	987	1,256	1,299	1,738	NM	NM
Total consumer, excluding credit card	3,454	2,538	2,819	2,924	3,399	36	2
Credit card
Asset-specific (b)	530	477	488	472	461	11	15
Portfolio-based	14,420	5,206	5,095	4,911	4,722	177	205
Total credit card	14,950	5,683	5,583	5,383	5,183	163	188
Total consumer	18,404	8,221	8,402	8,307	8,582	124	114
Wholesale
Asset-specific (c)	556	295	399	346	479	88	16
Portfolio-based	4,284	4,607	4,434	4,513	4,472	(7)	(4)
Total wholesale	4,840	4,902	4,833	4,859	4,951	(1)	(2)
Total allowance for loan losses	23,244	13,123	13,235	13,166	13,533	77	72
Allowance for lending-related commitments	2,147	1,191	1,165	1,129	1,058	80	103
Total allowance for credit losses	$25,391	$14,314	$14,400	$14,295	$14,591	77	74

CREDIT RATIOS
Consumer, excluding credit card allowance, to total
consumer, excluding credit card retained loans	1.18%	0.86%	0.95%	0.93%	1.05%
Credit card allowance to total credit card retained loans	9.71	3.36	3.50	3.42	3.44
Wholesale allowance to total wholesale retained loans	0.87	1.02	1.02	1.02	1.05
Wholesale allowance to total wholesale retained loans,
excluding trade finance and conduits (d)	0.93	1.08	1.08	1.10	1.13
Total allowance to total retained loans	2.32	1.39	1.42	1.39	1.43
Consumer, excluding credit card allowance, to consumer,
excluding credit card retained nonaccrual loans (e)	89	87	94	96	107
Total allowance, excluding credit card allowance, to retained
nonaccrual loans, excluding credit card nonaccrual loans (e)	142	187	163	174	168
Wholesale allowance to wholesale retained nonaccrual loans	247	464	284	341	278
Total allowance to total retained nonaccrual loans	398	329	282	295	273

(a)	Includes modified PCD loans and loans that have been modified or are reasonably expected to be modified in a troubled debt restructuring (“TDR”).

(b)
The asset-specific credit card allowance for loan losses relates to loans that have been modified or are reasonably expected to be modified in a TDR; the Firm calculates this allowance based on the loans’ original contractual interest rates and does not consider any incremental penalty rates.

(c)	Includes risk-rated loans that have been placed on nonaccrual status and loans that have been modified or are reasonably expected to be modified in a TDR.

(d)
Management uses allowance for loan losses to period-end loans retained, excluding CIB’s trade finance and conduits, a non-GAAP financial measure, to provide a more meaningful assessment of the wholesale allowance coverage ratio.

(e)	Refer to footnote (a) on page 25 for information on the Firm’s nonaccrual policy for credit card loans.

JPMORGAN CHASE & CO.
NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

(a)
In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a FTE basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business.

(b)
TCE, ROTCE, and TBVPS are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. TCE, ROTCE, and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity.

(c)
The ratio of the wholesale and CIB’s allowance for loan losses to period-end loans retained, excluding trade finance and conduits, is calculated excluding loans accounted for at fair value, loans held-for-sale, CIB’s trade finance loans and consolidated Firm-administered multi-seller conduits, as well as their related allowances, to provide a more meaningful assessment of the respective allowance coverage ratio.

(d)In addition to reviewing net interest income and the net yield on a managed basis, management also reviews these metrics excluding CIB’s Markets businesses to assess the performance of the Firm’s lending, investing (including asset-liability management) and deposit-raising activities. The resulting metrics are referred to as non-markets related net interest income and net yield. CIB’s Markets businesses are Fixed Income Markets and Equity Markets. Management believes that disclosure of non-markets related net interest income and net yield provide investors and analysts with other measures by which to analyze the non-markets-related business trends of the Firm and provides a comparable measure to other financial institutions that are primarily focused on lending, investing and deposit-raising activities.

	QUARTERLY TRENDS
						1Q20 Change
(in millions, except rates)	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19

Net interest income – reported	$14,439	$14,166	$14,228	$14,398	$14,453	2%	—%
Fully taxable-equivalent adjustments	110	123	127	138	143	(11)%	(23)
Net interest income - managed basis (a)	$14,549	$14,289	$14,355	$14,536	$14,596	2	—
Less: CIB Markets net interest income	1,596	1,149	723	624	624	39	156
Net interest income excluding CIB Markets (a)	$12,953	$13,140	$13,632	$13,912	$13,972	(1)	(7)

Average interest-earning assets	$2,465,732	$2,377,741	$2,365,154	$2,339,094	$2,298,894	4	7
Less: Average CIB Markets interest-earning assets	736,035	676,763	690,593	673,480	649,180	9	13
Average interest-earning assets excluding CIB Markets	$1,729,697	$1,700,978	$1,674,561	$1,665,614	$1,649,714	2	5

Net yield on average interest-earning assets - managed basis	2.37%	2.38%	2.41%	2.49%	2.57%
Net yield on average CIB Markets interest-earning assets	0.87%	0.67%	0.42%	0.37%	0.39%
Net yield on average interest-earning assets excluding CIB Markets	3.01%	3.06%	3.23%	3.35%	3.43%
(a) Interest includes the effect of related hedges. Taxable-equivalent amounts are used where applicable.

JPMORGAN CHASE & CO.
FINANCIAL INSTRUMENTS – CREDIT LOSSES (“CECL”), ACCOUNTING GUIDANCE ADOPTED JANUARY 1, 2020

Financial Instruments – Credit Losses (“CECL”)
Effective January 1, 2020, the Firm adopted the Financial Instruments – Credit Losses (“CECL”) accounting guidance. The adoption of this guidance established a single allowance framework for all financial assets carried at amortized cost and certain off-balance sheet credit exposures. This framework requires that management’s estimate reflects credit losses over the full remaining expected life and considers expected future changes in macroeconomic conditions.
The following table presents the impacts to the allowance for credit losses and retained earnings upon adoption of this guidance on January 1, 2020:

(in billions)	December 31, 2019	CECL adoption impact	January 1, 2020
Allowance for credit losses
Consumer, excluding credit card (a)	$2.6	$0.4	$3.0
Credit card	5.7	5.5	11.2
Wholesale (a)	6.0	(1.6)	4.4
Firmwide	$14.3	$4.3	$18.6

Retained earnings
Firmwide allowance increase		$4.3
Balance sheet reclassification (b)		(0.8)
Total pre-tax impact		3.5
Tax effect		(0.8)
Decrease to retained earnings		$2.7

(a)
In conjunction with the adoption of CECL, the Firm reclassified risk-rated business banking and auto dealer loans and commitments held in CCB from the consumer, excluding credit card portfolio segment to the wholesale portfolio segment, to align with the methodology applied in determining the allowance. Prior periods have been revised to conform with the current presentation. Accordingly, $0.6 billion of the allowance for credit losses at December 31, 2019 and $(0.2) billion of the CECL adoption impact were reclassified.

(b)
Represents the recognition of the nonaccretable difference on purchased credit deteriorated assets and the Firm’s election to recognize the reserve for uncollectible accrued interest on credit card loans in the allowance, both of which resulted in a corresponding increase to loans.

Investment Securities
Upon adoption, held-to-maturity securities are presented net of an allowance for credit losses.
PCD loans
Upon adoption, the Firm elected to discontinue the pool-level accounting for PCI loans and to account for these loans on an individual loan basis. PCI loans are considered PCD loans under CECL and are subject to the Firm’s nonaccrual and charge-off policies. As a result, certain credit metrics and ratios which previously excluded PCI loans, now include the impact of PCD loans, prior periods have been revised to conform with the current presentation.
Changes in credit portfolio segment
In conjunction with the adoption of CECL, the Firm reclassified risk-rated business banking and auto dealer loans and commitments held in CCB from the consumer, excluding credit card portfolio segment to the wholesale portfolio segment, to align with the methodology applied in determining the allowance. Prior periods have been revised to conform with the current period presentation.
Capital transition provisions
As disclosed in the Firm’s 2019 Form 10-K, the Firm had initially elected to phase-in the January 1, 2020 (“day 1”) impact to retained earnings of $2.7 billion to regulatory capital, over a three-year transition period beginning in 2020. As part of its response to the impact of COVID-19, on March 31, 2020, the Federal Reserve, Federal Deposit Insurance Corporation and Office of the Comptroller of the Currency issued an interim final rule that provided the option to temporarily delay the effects of CECL on regulatory capital for two years, followed by a three-year transition period. The interim final rule provides a uniform approach for estimating the effects of CECL compared to the legacy incurred loss model during the first two years of the transition period by taking 25% of the change in the reported allowance for credit losses (excluding PCD loans). The cumulative amount that is not recognized in regulatory capital, in addition to the $2.7 billion day 1 impact, will be phased in at 25 percent per year beginning January 1, 2022. As of March 31, 2020, the capital measures of the Firm exclude the $2.7 billion day 1 impact to retained earnings and 25% of the $6.8 billion increase in the allowance for credit losses, excluding PCD loans.

JPMORGAN CHASE & CO.
MERCHANT SERVICES REALIGNMENT

In the first quarter of 2020, to complete the realignment of the Firm’s wholesale payment businesses the Firm established a Wholesale Payments business unit within CIB. The Wholesale Payments business comprises Treasury Services and Merchant Services across CIB, CCB and CB as well as CIB Trade Finance that was previously reported in Lending in CIB. As a result the assets, liabilities and headcount associated with the Merchant Services business were realigned to CIB from CCB. In conjunction with this realignment the revenue and expenses of the Merchant Services business will be reported across CCB, CIB and CB based primarily on client relationship. Prior periods have been revised to reflect this realignment and revised allocation methodology.
The table below represents select data realigned to CIB from CCB.

(in millions, except headcount data)	4Q19	3Q19	2Q19	1Q19
SELECTED BALANCE SHEET DATA (period-end)
Total assets (a)	$6,552	$7,264	$13,932	$13,359

Headcount	4,022	4,155	4,152	4,114
(a) Predominantly accrued interest and accounts receivable.

The chart below provides a mapping of the Firm’s prior reporting to the current presentation for the impacted business segments.